UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TeamStaff, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TEAMSTAFF, INC.
300 Atrium Drive
Somerset, New Jersey 08873

NOTICE OF
THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 27, 2006

Date, Time and Location

You are cordially invited to the Annual Meeting of Shareholders of TeamStaff, Inc., a New Jersey corporation (‘‘TeamStaff’’) to be held at the Marriott Suites-Atlanta Midtown, 35 14th Street, N.E., Atlanta, GA 30309, on April 27, 2006 at 9:00 a.m. local time (the ‘‘Annual Meeting’’).

Agenda

The agenda for the Annual Meeting is as follows:

1.    To elect three Class I Directors to hold office for a period of three years, or until their successors are duly qualified and elected;

2.    To vote on the TeamStaff, Inc. 2006 Long Term Incentive Plan; and

3.    To transact such other business that may properly be brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date

The record date for the Annual Meeting was March 13, 2006. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. A list of these shareholders will be available for inspection at the Company’s principal executive offices at 300 Atrium Drive, Somerset, New Jersey, 08873 for a period of ten days before the Annual Meeting.

Voting

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it in the enclosed envelope promptly to ensure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors

James D. Houston Secretary

Dated: March 24, 2006

TEAMSTAFF, INC.
300 Atrium Drive
Somerset, New Jersey 08873

PROXY STATEMENT

Information Regarding Voting and Solicitation of Proxies

General

This Proxy Statement and the accompanying form of proxy are being furnished to you as a shareholder of TeamStaff, Inc., a New Jersey corporation (‘‘TeamStaff’’ or the ‘‘Company’’), in connection with the Annual Meeting of Shareholders to be held on April 27, 2006 at 9:00 a.m. at the Marriott Suites-Atlanta Midtown, 35 14th Street, N.E., Atlanta, GA 30309, and at any adjournment or postponement of that meeting (the ‘‘Annual Meeting’’).

This Proxy Statement and the accompanying form of proxy will be first sent on or about March 28, 2006 to shareholders entitled to vote at the Annual Meeting.

Voting and Revocability of Proxy

The Company’s common stock, par value $0.001 per share (‘‘Common Stock’’), is the only type of voting security issued and only holders of common stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Voting is on a non-cumulative basis. Only shareholders of record at the close of business on March 13, 2006 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 19,298,200 shares of the Company’s Common Stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum.

Shares of TeamStaff's Common Stock, represented by a properly executed Proxy on the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR:

Proposal I — The election of three Class I Directors to hold office for a period of three years or until their successors are duly elected and qualified; and

Proposal II — The adoption of the Company’s 2006 Long Term Incentive Plan.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and returning the enclosed voting instruction form in accordance with the instructions included at the address or telephone number shown on your voting instruction form or by providing other proper voting instructions to the registered owner of your shares. If you return your signed proxy in a timely manner, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted for each of the proposals set forth in this Proxy Statement.

Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of TeamStaff either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of TeamStaff. Shareholders who hold their shares through a nominee or broker are invited to attend the Annual Meeting but must obtain a signed proxy from the broker in order to vote in person.

Election of directors is by plurality vote, with the nominees receiving the highest vote totals to be elected as directors of TeamStaff. Adoption of the TeamStaff, Inc. 2006 Long Term Incentive Plan is by simple majority vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors or the adoption of the Plan. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.

Solicitation of Proxies

TeamStaff will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff's common stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Shareholder Proposals and Nominations

By-law Provisions. In accordance with our By-laws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to Corporate Secretary, TeamStaff, Inc., 300 Atrium Drive, Somerset, New Jersey 08873.

Eligibility to Submit a Proposal. Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Company’s By-law provisions cited above, a shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on December 15, 2006.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on December 15, 2006 and advises shareholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on December 15, 2006.

Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations.
Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, TeamStaff, Inc. Nominating and Corporate Governance Committee at 300 Atrium Drive, Somerset, New Jersey 08873, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate referred to below in the section entitled ‘‘Nominating and Corporate Governance Matters.’’

Additional Criteria for Notice of Shareholder Nominees. In accordance with our By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Shareholder Communications With the Board

Any shareholder may communicate with the Board of Directors in writing through the Company’s Secretary (at TeamStaff, Inc., 300 Atrium Drive, Somerset, New Jersey, 08873) provided that the communication identifies the stockholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such stockholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).

It is the Company’s policy that except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Shareholders. During the Annual Meeting of Shareholders held on September 15, 2005, all of our directors were present.

Annual Report on Form 10-K

The Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2005, including financial statements, accompanies this proxy statement. Any reference in this proxy statement to the ‘‘year’’ or the ‘‘fiscal year’’ means TeamStaff’s fiscal year commencing October 1, 2004 to and including September 30, 2005 unless otherwise specifically indicated. The information set forth in this proxy statement is current as of the Record Date. TeamStaff will not undertake to specifically amend this proxy statement following the Record Date for any reason.

Principal Offices

The principal executive offices of TeamStaff are located at 300 Atrium Drive, Somerset, New Jersey 08873; TeamStaff's telephone number is (732) 748-1700.

PROPOSAL I — ELECTION OF DIRECTORS

Board Structure and Nominees

Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible, but not less than one Director, and each director to serve for a three-year term, staggered by class. The Certificate of Incorporation provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled.

The affirmative vote of a plurality of the votes cast, voting together as a single class at the Annual Meeting of Shareholders, is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

The terms of the Class I Directors expire at this Annual Meeting. The persons nominated for re-election and election to TeamStaff’s Board of Directors as Class I Directors are Mr. T. Stephen Johnson, Mr. Ben Dyer and Mr. Peter Black. The Class I Directors are the only Directors nominated for election at the Meeting. All of the nominees for directors being voted upon at the Annual Meeting are currently serving as directors of TeamStaff. Messrs. Johnson, Dyer and Black are currently serving as Class I Directors and are standing for re-election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. BLACK, DYER AND JOHNSON AS CLASS I DIRECTORS.

Our Board of Directors is currently constituted as set forth in the following table.

Name	Position with Company and Age	Director Continuously Since	Term Expires
CLASS I
T. Stephen Johnson	Chairman of the Board, 55	2001	2006
(Nominee for Re-election)
Ben Dyer	Director, 57	2002	2006
(Nominee for Re-election)
Peter Black	Director, 33	2005	2006
(Nominee for Re-election)
CLASS II
Karl W. Dieckmann	Vice Chairman, 77	1990	2007
T. Kent Smith	Director and CEO, 49	2003	2007
Ron Aldrich	Director, 63	2005	2007
CLASS III
Martin Delaney	Director and Senior Vice President, 62	1998	2008
Rocco Marano	Director, 76	2002	2008

Business Experience of Board of Directors and Nominees

Ron Aldrich joined the Board of Directors in May 2005. Mr. Aldrich has more than thirty-seven years of leadership experience in health care organizations throughout the United States. He served for nineteen years as the President and CEO of three multi-hospital Catholic Systems (a 3400 bed system based in Aston Pennsylvania, a regional system located in Urbana, Illinois and a regional system based in Melville, Long Island, New York). He was also President and CEO of Mercy Hospital in Urbana, Illinois for five years from 1977 to 1982. Mr. Aldrich was instrumental in the formation of Catholic Health Initiatives which integrated three large Catholic Systems (including Franciscan Health System) in 1996. With 126 Health Care Organizations in 21 states, it was the largest not-for-profit health care merger to occur in the United States. Mr. Aldrich has also served on the Boards of Directors of five Catholic Health Systems. From 1992 to 1993 he served as Chairperson of the Catholic Health Association of the United States. He currently serves on the Boards of Bon Secours Health System, Franciscan Ministries Foundation, St. Vincent’s Hospital Foundation, and the Board of Trustees of the University of Florida Foundation.

Peter Black joined the Board of Directors in March 2005. For the past six years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Mr. Black has initiated investments on Wynnefield’s behalf that span multiple industries. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 12% of our outstanding shares of common stock.

Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney is an attorney and a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John’s University. He has been admitted to practice in New York State and federal courts.

Karl W. Dieckmann, a Director of TeamStaff since April 1990, had been Chairman of the Board from November 1991 until September 2001 and has been Vice Chairman since September 2001. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Signal Corporation (now Honeywell Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical — Fibers Division; Group General Manager — Fabricated Products Division; and General Manager — Plastics Division, as well as various positions with the Chemicals Division.

Ben J. Dyer joined the Board of Directors in December 2002. Mr. Dyer is currently President of investment banking firm Jackson Capital, a General Partner of the early stage technology fund Cordova Intellimedia Ventures LP, and President of Innovations Publishing, LLC, an Atlanta based research company which provides a subscription-based online catalog of emerging private ventures across the Southeastern US. In the 1980s Mr. Dyer served as chairman and CEO of Comsell, Inc., a pioneering multimedia development firm and was president and a director of the de novo Enterprise National Bank. Mr. Dyer founded Intellimedia Sports, Inc. in 1992 to create the ESPN-branded sports instruction category in the CD-ROM industry. He was earlier a founder of Peachtree Software, Inc. and served as its President from 1977 to September 1983. He currently serves on a number of private boards including FundRaisingInfo.com and Atlanta Bancorporation. He has concentrated his community activities on higher education and has been president of the Georgia Tech Alumni Association, a director of the Georgia Tech Foundation, chairman of the Alumni Advisory Board for

Tech’s School of Industrial & Systems Engineering, and chairman of the Georgia Tech Research Corporation. He is currently a Senior Fellow of the Center for Entrepreneurship and Corporate Growth at Emory University’s Goizueta Business School and is a member of the External Advisory Council of the Georgia Tech Research Institute. Mr. Dyer is one of twenty-four members of the Georgia Technology Hall of Fame. Mr. Dyer holds a Bachelors degree in Industrial Engineering from Georgia Tech and an MBA in finance from Georgia State University.

T. Stephen Johnson has been Chairman of the Board of TeamStaff since September 2001. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman Emeritus of Netbank, the largest and most successful Internet-only bank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr. Johnson is Chairman of the Board of Directo, Inc. a company specializing in providing financial services for un-banked individuals and Chairman of Atlanta Financial Corporation.

Rocco Marano served as member of the Board of Directors from July 1999 thru September 2001. He rejoined the Board of Directors in November 2002. Mr. Marano, a prominent telecommunications executive, is the retired chairman and President of Bellcore, Inc. a Bell Communications research and engineering entity formerly owned by the seven Bell regional communications companies. Prior to acting as President of Bellcore, Mr. Marano served as President of New Jersey Bell Telephone Company. His present additional board affiliations include Horizon Blue Cross/Blue Shield Foundation. He has also served as Chairman of Horizon Blue Cross/Blue Shield of New Jersey. Mr. Marano holds a B.S. in Accounting from Fordham University and a J.D. from Fordham University Law School, and is admitted to practice law in New York.

T. Kent Smith was appointed as our Chief Executive Officer, President and a member of our Board of Directors on June 18, 2003. From January 2000 to January 2003, Mr. Smith served as the President of HoneyBaked Ham Company and Chief Executive Officer of the Heavenly Ham Company. From 1998 to 1999, Mr. Smith was the Senior Vice President of Organization Serv. Prior to that, Mr. Smith served in various executive positions for Norrell Corporation from 1987 to 1998, including Senior Vice President, Service Operations, Vice President and Chief Information Officer and Vice President, Finance & Strategic Planning. Mr. Smith received a Masters in Business Administration from the University of Virginia and is a graduate of Vanderbilt University.

Nominating and Corporate Governance Matters

Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

•	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to TeamStaff’s decision-making process.

•	Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The re-nomination of existing directors is not be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director’s performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. The Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

Meetings of the Board of Directors and Its Committees

During the fiscal year ended September 30, 2005, the Board of Directors met on thirteen (13) occasions. Our board of directors determined that during the fiscal year up to January 5, 2005, each of Messrs. Johnson, Dyer, Dieckmann, Delaney and Marano satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. From January 5, 2005 through the end of our fiscal year, Messrs. Johnson, Dyer, Dieckmann, and Marano satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year, Messrs. Aldrich and Black each joined the Board as independent directors and continuously satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. As of the Record Date, Messrs. Johnson, Aldrich, Black, Dyer, Dieckmann and Marano satisfy the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules.

The Board of Directors has four standing committees: Audit Committee, Management Resources and Compensation Committee, Executive Committee and Corporate Governance and Nominating Committee. Each of these committees has a written charter approved by the Board of Directors. These charters, and the Company’s corporate governance guidelines, are available at the Company’s website, www.teamstaff.com (click on Investors, then on Corporate Governance).

For the fiscal year ended September 30, 2005, a general description of the duties of the Committees, their members and number of times each Committee met were as follows:

Audit Committee. A copy of the Audit Committee’s Amended and Restated Charter may be viewed on our website at www.teamstaff.com. TeamStaff’s Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff’s independent auditors the year-end financial statements; and (iii) review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of TeamStaff’s independent auditors.

From October 1, 2004 through January 5, 2005, our Audit Committee was comprised of Martin Delaney, Karl W. Dieckmann and Rocco J. Marano. From January 5, 2005 to July 19, 2005, our Audit Committee was comprised of Rocco J. Marano (Chair), Karl W. Dieckmann and Ben J. Dyer. On July 19, 2005, Mr. Black was added to the Audit Committee. During the fiscal year, all of the members of our Audit Committee were ‘‘independent’’ within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. From the fiscal year to the present, all of the members of our Audit Committee are ‘‘independent’’ within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. From October 1, 2003 through January 5, 2005 Martin Delaney acted as chairman of the audit committee and Rocco J. Marano was designated as an ‘‘Audit Committee financial expert’’ in accordance with the Sarbanes Oxley Act of 2002 and the regulations promulgated thereunder. Beginning on January 5, 2005, Mr. Marano assumed the position of Chairman of the Audit Committee and maintained his position as financial expert. During the fiscal year ended September 30, 2005, the Audit Committee met on five (5) occasions.

Management Resources and Compensation Committee. The charter governing the activities of the Management Resources and Compensation Committee may be viewed online on our website at

www.teamstaff.com. The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of TeamStaff and administration of TeamStaff’s 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan. Karl W. Dieckmann is the chairman of the Committee. From October 1, 2004 to January 5, 2005, the Management Resources and Compensation Committee’s members were Karl W. Dieckmann (Chair), Martin J. Delaney and T. Stephen Johnson. From January 5, 2005 to the present, the members were and are Karl W. Dieckmann (Chair), Rocco Morano, and T. Stephen Johnson. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2005, the committee met on five (5) occasions.

Nominating and Corporate Governance Committee. The charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our website at www.teamstaff.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the board of directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. During TeamStaff’s 2005 fiscal year Ben J. Dyer was appointed to the committee and named its chairman. To July 19, 2005, the Nominating and Corporate Governance Committee members were Ben J. Dyer (Chair), Karl W. Dieckmann and T. Stephen Johnson. From and after July 19, 2005, the Nominating and Corporate Governance Committee members were and are Ben J. Dyer (Chair), Karl W. Dieckmann and Ron Aldrich. At all times members of the Nominating and Corporate Governance Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2005, the committee met on four (4) occasions.

Executive Committee. The Board of Directors created an Executive Committee effective September 4, 2001. Executive Committee members are currently Karl W. Dieckmann, T. Stephen Johnson and T. Kent Smith. T. Stephen Johnson serves as its chairman. This committee did not meet during the fiscal year ended September 30, 2005.

No member of the Board of Directors or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves.

Management Resources and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Karl W. Dieckmann (Chair), Martin J. Delaney and Steven Johnson, served on the Management Resources and Compensation Committee during the fiscal year ended September 30, 2005. Mr. Delaney resigned his position on the Committee effective January 5, 2005. Mr. Delaney was replaced on the Committee by Mr. Rocco Marano. There are no interlocks between TeamStaff’s Directors and Directors of other companies and at all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules.

Compensation of Directors

Effective January 1, 2004, the Board established the following cash compensation terms for the members of the Board and committees: The Chairman, Vice Chairman and Chairman of the Audit Committee each receive $3,000 per month. The Chairman of the Nominating and Corporate Governance Committee receives $2,500 per month. All other non-employee directors receive $1,667 per month. All non-employee Board members receive $1,500 for each in-person Board meeting attended and $750 for each telephonic Board meeting in which they participate. All committee members receive $600 for each in-person meeting attended and $300 for each telephonic committee meeting in which they participate. The Chairman of each committee receives $1,000 for each in-person committee meeting attended and $500 for each telephonic meeting in which he participates. Non-employee Directors also receive $1,000 for each in-person meeting with Company executives that do not constitute Board or Committee meetings. Non-employee Board members also receive reimbursement of their Board-related travel, cell phone and similar expenses. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of TeamStaff as a group, including former directors and officers, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff's voting securities. The only class of voting securities of TeamStaff is our Common Stock, of which there are 19,298,200 shares outstanding as of the Record Date.

Name	Number of Shares Currently Owned (1)	Percent of Company's Outstanding Stock
Ronald Aldrich (2)	0	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Peter Black (3)(19)(20)	0	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
William Lee Booth (4)	50,000	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Martin J. Delaney (5)	162,235	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Karl W. Dieckmann (6)	105,924	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Barry Durham (7)	603,448	3.13%
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Ben J. Dyer (8)	38,126	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873

Name	Number of Shares Currently Owned (1)	Percent of Company's Outstanding Stock
Rick J. Filippelli (9)	100,000	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
James D. Houston (10)	0	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
T. Stephen Johnson (11)	284,011	1.47%
c/o T. Stephen Johnson & Associates, Inc. 3650 Mansell Road, Suite 200 Alpharetta, GA 30022
Rocco Marano (12)	48,857	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Timothy Nieman (13)	50,000	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Barry McDonald (14)	25,000	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
T. Kent Smith (15)	500,000	2.59%
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Roger Staggs (16)	603,448	3.13%
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Bernard J. Korman(17)	2,300,000	11.93%
2129 Chestnut Street Philadelphia, PA 19103
Nationwide Financial Services (18)	2,256,488	11.70%
One Nationwide Plaza Mail Stop 01-12-13 Columbus, OH 43215
Wynnefield Capital Management, LLC (19)	1,675,875	8.69%
450 Seventh Ave New York, NY 10123
Wynnefield Capital Inc. (20)	559,625	2.90%
450 Seventh Ave New York NY 10123

Name	Number of Shares Currently Owned (1)	Percent of Company's Outstanding Stock
Hummingbird Value Fund (21)	698,995	3.63%
460 Park Avenue, 12th Flr. New York NY 10022
Hummingbird Microcap Value Fund (22)	636,115	3.30%
460 Park Avenue, 12th Flr. New York NY 10022
All officers and directors as a group	4,806,549	24.93%
(12) persons (2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 19, 20)

*	Less than 1 percent.

1. Ownership consists of sole voting and investment power except as otherwise noted.

2.	Excludes unvested options to purchase 7,500 shares of TeamStaff’s common stock.

3.	Excludes unvested options to purchase 7,500 shares of TeamStaff’s common stock. Mr. Black is a member of the Company’s Board of Directors and is an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

4.	Includes options to purchase 50,000 shares of TeamStaff’s common stock.

5.	Includes options to purchase 120,000 shares of TeamStaff’s common stock.

6.	Includes options to purchase 20,000 shares of TeamStaff’s common stock and excludes unvested options to purchase 5,000 shares of common stock.

7.	Includes 603,448 shares of common stock that is ‘‘restricted stock’’ under the provisions of Rule 144 of the Securities Act of 1933.

8.	Includes options to purchase 15,000 shares of TeamStaff’s common stock and excludes unvested options to purchase 5,000 shares of TeamStaff’s common stock.

9.	Includes options to purchase 100,000 shares of TeamStaff’s common stock.

10.	None.

11.	Includes an aggregate of 147,790 shares owned by or on behalf of certain of the holder’s family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 20,000 shares of TeamStaff’s common stock, and excludes unvested options to purchase 5,000 shares of TeamStaff’s common stock.

12.	Includes options to purchase 15,000 shares of TeamStaff’s common stock and excludes unvested options to purchase 5,000 shares of TeamStaff’s common stock. Also includes warrants to purchase 2,000 shares of TeamStaff’s common stock.

13.	Includes options to purchase 50,000 shares of TeamStaff’s common stock.

14.	Includes options to purchase 25,000 shares of TeamStaff’s common stock.

15.	Includes options to purchase 500,000 shares of TeamStaff’s common stock.

16.	Includes 603,448 shares of common stock that is ‘‘restricted stock’’ under the provisions of Rule 144 of the Securities Act of 1933.

17.	Beneficial ownership is based on Schedule 13D filed with the Securities and Exchange Commission.

18.	Nationwide Financial Services obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.

19.	Beneficial ownership is based upon Schedule 13G, Schedule 13G/A, Form 3, and Form 4’s filed with the Securities and Exchange Commission. Includes 46,875 shares issuable upon exercise of warrants to purchase common stock. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

20.	Beneficial ownership is based upon Schedule 13G, Schedule 13G/A, Form 3, and Form 4’s filed with the Securities and Exchange Commission. Includes 15,625 shares issuable upon exercise of warrants to purchase common stock. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

21.	Beneficial ownership is based upon Schedule 13D filed with the Securities and Exchange Commission. Includes 118,750 shares issuable upon exercise of warrants to purchase common stock.

22.	Beneficial ownership is based upon Schedule 13D filed with the Securities and Exchange Commission. Includes 118,750 shares issuable upon exercise of warrants to purchase common stock.

Certain Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TeamStaff’s directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of TeamStaff’s equity securities, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and other equity securities of TeamStaff. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish TeamStaff with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by TeamStaff, TeamStaff believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the fiscal year ended September 30, 2005.

Executive Compensation Information
Summary Compensation Table

The following provides certain summary information concerning compensation during the years ended September 30, 2005, 2004 and 2003 paid to or earned by TeamStaff’s Chief Executive Officer and each of the executive officers and key employees of TeamStaff who received in excess of $100,000 in compensation during the last fiscal year.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other	Options/SAR’s
T. Kent Smith	2005	$250,000	$170,000	-0-	100,000
Chief Executive Officer	2004	$250,000	$100,000	-0-	-0-
	2003	$70,192	$35,616	-0-	400,000
Rick J. Filippelli	2005	$224,988	$138,000	-0-	-0-
	2004	$224,988	$70,000	-0-	50,000
	2003	$8,653	-0-	$20,000	50,000
Martin Delaney (a)	2005	$103,923	-0-	$1,248	100,000
	2004	-0-	-0-	-0-	-0-
	2003	-0-	-0-	-0-	-0-
Barry McDonald	2005	$135,000	$27,000	-0-	-0-
	2004	$57,115	$13,608	-0-	25,000
	2003	-0-	-0-	-0-	-0-
Tim Nieman	2005	$175,000	$28,000	-0-	-0-
	2004	$141,346	$21,600	-0-	50,000
	2003	-0-	-0-	-0-	-0-

TeamStaff provides normal and customary life and health insurance benefits to all of its employees including executive officers. During the fiscal year, TeamStaff had a 401(k) plan that is voluntary. Although the 401(k) plan continues in existence ‘‘Highly Compensated Employees’’ (earning $100,000 per annum) have been subsequently declared ineligible to participate in the Plan. None of the additional benefits to these executives resulted in perquisites in excess of $50,000.00 or 10% of the named executives’ annual salary and bonus payment.

(a) Mr. Delaney resigned his employment as of January 5, 2006, but remains a member of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plans

2000 Employee Stock Option Plan

In the 2000 fiscal year, the Board of Directors and shareholders approved the adoption of the 2000 Employees Stock Option Plan (the ‘‘2000 Plan’’) to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff's common stock to all employees, including senior management. The 2000 Plan replaced the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Plan, options granted under the 2000 Plan may be designated as options which qualify for incentive stock option treatment (‘‘ISOs’’) under Section 422A of the Code, or options which do not so qualify (‘‘Non-ISO's’’). As of September 30, 2005, there were 1,193,000 options outstanding under the 2000 Plan. As of the Record Date, there were 1,193,000 options outstanding under the 2000 Plan.

The 2000 Plan is administered by the Management Resources and Compensation Committee designated by the Board of Directors. The Management Resources and Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

Under the 2000 Plan, the exercise price of an option designated as an ISO may not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year shall not exceed $100,000.

The Management Resources and Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Management Resources and Compensation Committee can also permit the payment of the exercise price in the common stock of the Corporation held by the optionee for at least six months prior to exercise.

2000 Non-Executive Director Plan

In the fiscal year 2000, the Board of Directors and stockholders approved the adoption of the 2000 Non-Executive Director Stock Option Plan (the ‘‘Director Plan’’) to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The Director Plan replaced the 1990 Director Plan, which expired in April 2000.

Under the Director Plan, the exercise price for options granted under the Director Plan is 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The

Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment. As of September 30, 2005, there were 125,000 options held by directors outstanding under the Director Plan. As of the Record Date, there were 125,000 options outstanding under the Director Plan.

Option/SAR Grants in Last Fiscal Year

Name	No. of Securities Underlying Options Granted	Percentage of Total Options Granted in Fiscal Year	Exercise of Base Price Per Share	Expiration Date
T. Kent Smith	100,000	36%	$2.08	11/17/2009
Rick J. Filippelli	0	0%	—	—
Martin Delaney	100,000	36%	$1.75	1/18/2010
Barry McDonald	0	0%	—	—
Tim Nieman	0	0%	—	—

Aggregated Option/SAR Exercises in Last Fiscal Year
And Fiscal Year End Option/SAR Values

The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS as of September 30, 2005 Exercisable/ Unexercisable	Value of Unexercised In-The -Money Options as of September 30, 2005 Exercisable/ Unexercisable(1)
T. Kent Smith	0	$0	500,000/0	$0/$0
Rick J. Filippelli	0	$0	100,000/0	$0/$0
Martin Delaney	0	$0	120,000/0	$0/$0
Barry McDonald	0	$0	25,000/0	$0/$0
Tim Nieman	0	$0	50,000/0	$0/$0

(1) Based upon a closing sales price of the Common Stock at $1.38 per share on September 30, 2005.

Employment Agreements

Effective as of June 18, 2003, TeamStaff entered into an employment agreement with T. Kent Smith pursuant to which Mr. Smith serves as TeamStaff’s President and Chief Executive Officer. The agreement expired on September 30, 2005. Under the terms of the agreement, Mr. Smith was paid an annual base salary of $250,000 and was eligible to receive a bonus of up to 50% of his base salary based on the achievement of revenue, income and other objectives established by the Management Resources and Compensation Committee. Mr. Smith also was granted an option to purchase 400,000 shares of TeamStaff common stock, one-fourth of which vested on June 18, 2003, one-fourth of which will vest one year thereafter, and the remainder of which will vest on June 18, 2005. Mr. Smith also received four weeks annual vacation and was offered welfare benefit plans, 401(k) and fringe benefits generally made available to other TeamStaff employees. The agreement provided, among other things, that Mr. Smith would be paid a severance payment of three months of his base salary if Mr. Smith and TeamStaff did not enter into a new employment agreement by September 30, 2005. Additionally, the agreement provided for certain post-termination payments depending upon the reason for the termination of Mr. Smith’s employment. The agreement also provided for the payment of nine months of base salary and the provision of certain other benefits should Mr. Smith’s employment be terminated in connection with a change in control, as defined in the agreement.

On June 30, 2005 TeamStaff entered into a new two-year employment agreement with Mr. T. Kent Smith, its President and Chief Executive Officer. The term of the agreement commenced on October 1, 2005 and terminates on September 30, 2007. The material terms of Mr. Smith's employment agreement provide for a base salary of $250,000 per annum and standard Company executive benefits. In addition, Mr. Smith is eligible to receive a bonus equal to up to 70% of his base salary upon satisfaction of performance based criteria. Mr. Smith will be considered for future salary increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Smith will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Smith is terminated without cause and one year of severance in all circumstances other than for termination ‘‘for cause.’’ In the event that there is a change of control of TeamStaff and Mr. Smith's employment is terminated (or his position is changed), Mr. Smith will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A ‘‘change of control’’ is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions.

On June 30, 2005 TeamStaff entered into a twenty seven month employment agreement with Mr. Rick J. Filippelli, its Vice President and Chief Financial Officer. The term of the agreement commenced on June 30, 2005 and terminates on September 30, 2007. The material terms of Mr. Filippelli's employment agreement provide for a base salary of $225,000.00 per annum, a potential bonus of up to 70% and standard Company executive benefits, upon substantially the same terms as provided for Mr. Smith. Mr. Filippelli will be considered for future compensation increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Filippelli will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Filippelli is terminated without cause and one year of severance in all circumstances other than for termination ‘‘for cause.’’ In the event that there is a change of control of TeamStaff and Mr. Filippelli's employment is terminated (or his position is changed), Mr. Filippelli will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A ‘‘change of control’’ is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions.

Pursuant to the RS Staffing Services, Inc. acquisition, the Company entered into an employment agreement with Roger Staggs to be employed as President of RS Staffing Services, Inc. The material terms of Mr. Staggs’ agreement are for a period of one (1) year from on or about June 4, 2005 and provide for a base salary of $150,000 per annum, a potential bonus at the discretion of the Board of Directors and standard Company executive benefits.

Management Resources and Compensation Committee Report on Executive Compensation

This report is submitted by the Management Resources and Compensation Committee of the Board of Directors of TeamStaff, Inc. (‘‘TeamStaff’’). During the fiscal year ended September 30, 2005, the Management Resources and Compensation Committee was responsible for reviewing TeamStaff's stock option plans and reviewing and approving compensation matters concerning the executive officers and senior management of TeamStaff. Further, the Management Resources and Compensation Committee balances compensation among TeamStaff’s executive officers and senior management.

Overview and Philosophy. TeamStaff uses its compensation program to achieve the following objectives:

• To provide compensation, as determined by the Management Resources and Compensation Committee, that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve TeamStaff's strategic objectives;

• To align the interest of officers with the success of TeamStaff;

• To align the interest of officers with stockholders by including long-term equity incentives; and

• To increase the long-term profitability of TeamStaff and, accordingly, increase stockholder value.

Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and bonus compensation. Executives are also granted severance plans providing various benefits upon termination of employment without cause and, in some cases (including the Chief Executive Officer), a change of control of TeamStaff. In addition, the compensation program includes various other benefits, including medical and insurance plans and TeamStaff's 401(k) Plan. These plans are generally available to all employees of TeamStaff.

The principal factors that the Management Resources and Compensation Committee considered with respect to each officer's compensation package for fiscal year ended September 30, 2005 are summarized below. The Management Resources and Compensation Committee may apply different or additional factors in making decisions with respect to executive compensation in future years, at its discretion.

Base Salary. Compensation levels for each of TeamStaff's officers, including the Chief Executive Officer, are generally set within the range of salaries that the Management Resources and Compensation Committee believes is paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Management Resources and Compensation Committee takes into account such factors as (i) TeamStaff's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Management Resources and Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to TeamStaff's long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Management Resources and Compensation Committee in determining total compensation for each officer. Base salary levels for each of TeamStaff's officers, other than the Chief Executive Officer, are also based in part upon evaluations and recommendations made by the Chief Executive Officer.

Equity Incentives. The Management Resources and Compensation Committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the Management Resources and Compensation Committee believes that equity ownership by officers helps to balance the short-term focus of annual incentive compensation with a longer-term view and may help to retain key executive officers. Long-term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of TeamStaff's common stock.

In making stock option grants, the Management Resources and Compensation Committee considers general corporate performance, individual contributions to TeamStaff's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. During the fiscal year ended September 30, 2005, the Management Resources and Compensation Committee approved the grant of 280,000 options, 250,000 of which were granted to executive officers, as follows: 50,000 to Lee Booth, 100,000 to Martin Delaney and 100,000 to T. Kent Smith.

Other Benefits. TeamStaff also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. TeamStaff offers a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. TeamStaff also maintains insurance and other benefit plans for its employees, including the executive officers of TeamStaff.

Chief Executive Officer Compensation. In the fiscal year ended September 30, 2005, T. Kent Smith, TeamStaff’s Chief Executive Officer, received a base salary at the annual rate of $250,000, which was the same as his base salary during the prior fiscal year. TeamStaff employed Mr. Smith as its Chief Executive Officer in June 2003 and paid an aggregate amount of $250,000 to him as base salary for his services as Chief Executive Officer during the period October 1, 2004 through September 30, 2005. Mr. Smith’s compensation was determined pursuant to an employment agreement dated June 18, 2003, which provided for base compensation of $250,000 per annum and a bonus, in the discretion of the Management Resources and Compensation Committee, of up to 50 % of his base salary. Pursuant to his employment agreement, Mr. Smith also was awarded options to purchase 400,000 shares of Common Stock exercisable at $3.00 per share and subject to certain vesting requirements. Mr. Smith’s base salary was believed by the Management Resources and Compensation Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. During the period between October 1, 2004 and September 30, 2005, Mr. Smith was awarded a bonus of $70,000 in light of the success he achieved inclosing the favorable acquisition of RS Staffing Services, Inc. In accordance with the terms of his employment agreement, Mr. Smith was awarded a total bonus of $170,000 for the fiscal year ended September 30, 2005 (including the $70,000 previously mentioned). Mr. Smith was awarded options to purchase 100,000 shares of Common Stock exercisable at $2.08 per share and subject to certain vesting requirements during the fiscal year ended September 30, 2005.

On June 30, 2005 TeamStaff entered into new two-year employment agreement with Mr. T. Kent Smith, its President and Chief Executive Officer, as his then-current employment agreement was due to expire as of September 30, 2005. The Compensation Committee and the Board determined that the Company desired to retain Mr. Smith’s services and desired to set the terms of his new agreement in advance of the termination of the then-existing agreement. The term of the new agreement commenced on October 1, 2005. The material terms of Mr. Smith's employment agreement provide for a base salary of $250,000 per annum and standard Company executive benefits. In addition, Mr. Smith is eligible to receive a bonus equal to up to 70% of his base salary upon satisfaction of performance-based criteria. Mr. Smith will be considered for future salary increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Smith will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Smith is terminated without cause and one year of severance in all circumstances other than for termination ‘‘for cause.’’ In the event that there is a change of control of TeamStaff and Mr. Smith's employment is terminated (or his position is changed), Mr. Smith will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A ‘‘change of control’’ is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions. The term of the agreement commences on October 1, 2005 and terminates on September 30, 2007.

Compensation of Executive Officers Other Than the CEO During Fiscal Year 2005. For the fiscal year ended September 30, 2005, executive officers other than the Chief Executive Officer received base salaries and bonuses which the Management Resources and Compensation Committee believes reflected industry standards, prevailing compensation practices in similar companies with which TeamStaff competes for executive talent, the seniority and skill level of the executive officer, TeamStaff’s performance, and each executive officer’s contribution thereto. Base salaries and bonuses paid to our named executive officers for the fiscal year ended September 30, 2005 are as set forth in the table provided under the heading ‘‘Executive Compensation — Summary Compensation Table.’’

The Management Resources and Compensation Committee periodically reviews the number of vested and unvested options held by executive officers and makes stock grants to these executives to provide greater incentives to continue employment with TeamStaff and to strive to increase stockholder value. Stock options typically have been granted to executive officers when the executive first joins TeamStaff, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. During the fiscal year ended September 30, 2005, the Management Resources and Compensation Committee made stock option grants to executive officers, as described in the section entitled ‘‘Executive Compensation — Option/SAR Grants in Last Fiscal Year.’’ The primary factors upon which specific stock option grants made by the Management Resources and Compensation Committee during fiscal year 2005 were based are the executive’s past performance, anticipated future contribution, consistency within the executive’s peer group, prior option grants to the executive officer, the percentage of outstanding equity owned by the executive, the level of vested and unvested options, competitive market practices, and the executive’s responsibilities and performance. The Management Resources and Compensation Committee does not set specific target levels for options granted to named executive officers or for the CEO but seeks to be competitive with similar companies.

Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to TeamStaff to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Management Resources and Compensation Committee has considered these requirements and the regulations. It is the Management Resources and Compensation Committee’s present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The Management Resources and Compensation Committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m).

By the Management Resources and Compensation Committee of the Board of Directors of TeamStaff, Inc.
Karl W. Dieckmann Martin Delaney (October 1, 2004 – January 5, 2005) T. Stephen Johnson Rocco Marano (January 5, 2005 – September 30, 2005)

This report of the Management Resources and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

PROPOSAL II — VOTE ON THE TEAMSTAFF, INC. 2006 LONG TERM INCENTIVE PLAN

General Description

The Board of Directors adopted the 2006 Long-Term Incentive Plan at a meeting of the Board of Directors on January 17, 2006, subject to the approval of shareholders at the annual meeting. If approved, the Company will reserve an aggregate of 5,000,000 shares of common stock for issuance under the 2006 Long-Term Incentive Plan. This amount represents approximately 26% of the company’s common stock issued and outstanding as of the Record Date. The maximum number of shares of common stock that may be delivered to participants under the 2006 Long-Term Incentive Plan equals the sum of:

•  5,000,000 shares of common stock;

•  any shares subject to awards granted under the 2000 Employee Stock Option Plan and the 2000 Non-Executive Director Stock Option Plan (collectively, the ‘‘2000 Plans’’), which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance;

•  any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and

•  any shares repurchased with the proceeds of options exercised under the 2000 Plans.

Summary of the TeamStaff, Inc. 2006 Long Term Incentive Plan

Purpose. The purpose of the TeamStaff, Inc. 2006 Long-Term Incentive Plan (the ‘‘Plan’’) is to provide the company’s employees and certain non-employee directors (the ‘‘participants’’) selected by the Management Resources and Compensation Committee (the ‘‘committee’’) with an incentive, through ownership of shares of common stock and cash awards, to continue in the company’s service and help the company to compete effectively with other enterprises for the services of qualified individuals. Furthermore, the stock-based awards granted under the Plan are intended to increase participants’ value to the company by further aligning the interests of the participants with the interests of the company’s shareholders and by motivating the participants to achieve long-range goals.

Administration. The Plan will be administered by the committee. The committee will be comprised solely of three or more directors who are ‘‘independent’’ within the meaning of Section 4200(a)(15) of the NASDAQ Marketplace Rules and that are ‘‘outside directors’’ as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘Internal Revenue Code’’) and that are ‘‘non-employee directors’’ within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’). Except to the extent prohibited by applicable law or the rules of the applicable stock exchange, the committee may allocate or delegate all or any portion of its responsibilities and powers to any one or more of its members, the chief executive officer or a committee of company officers, except with respect to awards to any officers or persons subject to Section 16 of the Exchange Act.

The Plan authorizes the committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Long-Term Incentive Plan as the committee deems appropriate.

All actions of the Committee will be subject to the approval and ratification of the Company’s Board of Directors.

Eligibility. Awards may be granted to employees and prospective employees of the company and its subsidiaries and non-employee directors.

Section 162(m).    In any given 36-month period, an individual participant under the Plan may not receive more than: (i) 1,000,000 shares underlying options and stock appreciation rights, and (ii)

1,000,000 shares underlying any other stock-based awards. To the extent required by the Internal Revenue Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award continues to count against the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant. For cash awards intended to be performance-based awards under Section 162(m) of the Internal Revenue Code, an individual participant may not receive more than $3,000,000 in any three-year period.

Terms and Conditions of Awards. The committee is authorized to make any type of award to a participant that is consistent with the provisions of the Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards.

Subject to the terms of the Plan, the committee determines the provisions, terms and conditions of each award. The committee may grant awards subject to vesting schedules or restrictions and contingencies in the company’s favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the Plan). The committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the company. Each option granted under the Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant.

Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the committee over a performance period as prescribed by the committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. ‘‘Performance measures’’ means criteria established by the committee from time to time prior to granting the performance shares or cash awards.

Exercise Price. The Plan authorizes the committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The committee shall have the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the committee.

Option Repricing Prohibited. The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

Transferability of Awards. An option, stock appreciation right or other stock unit award shall be exercisable during the participant’s lifetime only by the participant, his or her guardian or legal representative or by such other means as the committee may approve subject to applicable securities laws. Generally, awards may not be transferred other than by will or the laws of descent and distribution. However, the committee may permit a participant to assign or transfer an award subject to all the terms and conditions of the Plan.

Adjustments Upon Changes in Capitalization. The number and types of shares covered by outstanding awards, the number of shares authorized for issuance under the Plan, the exercise price of each outstanding award, the maximum number and types of shares that may be granted to any participant in a fiscal year, and the like may be adjusted by the committee in the event of any stock dividend, stock split, merger, consolidation, reorganization, recapitalization, spin-off or similar transaction, or any other change in corporate structure affecting shares.

Termination Without Cause or Upon Change of Control. In the event of a qualifying termination as defined in the Plan, outstanding awards will be subject to certain accelerated vesting and ability to exercise as is further described in the Plan. Such accelerations may generally be described, as follows: (i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control occurs will lapse, and such Restricted Stock will become free of all restrictions and limitations and become fully vested and transferable; (iii) all Performance Awards outstanding as of the date such Change in Control occurs will be considered to be earned and payable in full, or at such other level as may be specified in the applicable Award agreement between the Participant and the Company, and any deferral or other restriction will lapse and such Performance Awards will be immediately settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards outstanding as of the date such Change in Control occurs will lapse, and such Other Stock Unit Awards or such other Awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

Amendment or Termination. The Board of Directors may amend or terminate the Plan at any time, subject to shareholder approval in certain circumstances described in the Plan. No amendment or termination of the Plan may adversely affect outstanding awards unless consented to by the participant in writing. However, the committee may amend the Plan as necessary so as to have the Plan conform to local rules and in jurisdictions outside the United States.

Term of Plan. The Plan will terminate on the tenth anniversary of the effective date unless sooner terminated by the Board of Directors under Section 13 of the Plan.

Certain Federal Tax Consequences

The grant of stock option or stock appreciation rights under the Plan normally will not result in any federal income tax consequences to the grantee or to the company.

Upon exercise of a non-statutory stock option the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee’s subsequent disposition of the shares will receive capital gain or loss treatment. In the case of an incentive option, the grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), except that if the incentive option, if exercisable, is exercised more than three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, or within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a ‘‘disqualifying disposition’’) equal to the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.

Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee’s alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

Upon exercise of stock appreciation rights, the grantee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. The grantee will recognize capital gain or loss upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of the amount realized on such disposition over the ordinary income recognized upon exercise.

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock (normally zero) and the fair market value of the shares on the date that the restrictions lapse. Any gain or loss on the recipient’s later disposition of the shares will receive capital gain or loss treatment. Recipients of restricted stock may within 30 days after issuance make a ‘‘Section 83(b) election’’ to recognize as ordinary compensation income in the year that restricted stock is received the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock, in which case the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds. Grantees of restricted stock units will recognize no income at the time of grant of such units, will recognize ordinary compensation income upon receipt of unrestricted shares, and will receive capital gain or loss treatment on subsequent disposition of any shares received.

Recipients of stock-based awards who earn dividends or dividend equivalents will recognize ordinary compensation income on any dividend payments received during the period before compensation income is recognized with respect to the award.

Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

The company will be entitled to an income tax deduction in the same amount and at the same time as ordinary compensation income is recognized by an award recipient in the various situations described above, subject to the requirement of reasonableness, certain limitations imposed by the Internal Revenue Code Section 162(m) and the satisfaction of withholding obligations. The company will not receive a deduction at the time of exercise by the recipient of an incentive option.

Capital gain or loss is treated as long-term or short-term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock). Capital gain income is not subject to tax withholding and the company is not entitled to receive a tax deduction with respect to such income.

The complete text of the Proposed TeamStaff, Inc. 2006 Long-Term Incentive Plan accompanies this Proxy Statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR IMPLE-
MENTATION OF THE TEAMSTAFF, INC. 2006 LONG TERM INCENTIVE PLAN.

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the total returns (assuming reinvestment of dividends) of TeamStaff’s common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of four peer issuers selected in good faith by TeamStaff. TeamStaff’s common stock is listed for trading in the NASDAQ National market and is traded under the symbol ‘‘TSTF.’’

NOTES

(1)	Assumes that the value of the investment in TeamStaff’s Common Stock and each index was $100 on September 30, 2000 and that dividends were reinvested at years ended September 30th.

(2)	Industry composite for ‘‘Old Peer Group’’ which includes only companies related to our medical staffing, includes Cross Country Healthcare, Medical Staffing Network Holdings, On Assignment, and Rehabcare Group. Industry composite for ‘‘New Peer Group’’, which includes companies related to both our medical staffing and office administration/technical professional staffing, includes Cross Country Healthcare, Medical Staffing Network Holdings, On Assignment, Rehabcare Group, ATC Healthcare, AMN Healthcare Services and KForce. The industry composite has been determined in good faith by management to represent entities that compete with TeamStaff in certain of its significant business segments. Management does not believe there are any publicly held entities that compete with all TeamStaff’s business segments.

(3)	As of September 30, 2005, the closing market price for TSTF common stock was $1.38. As of the Record Date, the closing market price for TSTF common stock was $1.61.

The presentation of Company Stock Price Performance does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

Audit Committee Report

The audit committee report, with respect to the audit of TeamStaff’s financial statements as of and for the year ended September 30, 2005, is as follows. The audit committee hereby states that it:

• reviewed and discussed the audited financial statements with TeamStaff’s management;

• discussed with TeamStaff’s independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

• received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant’s independence; and

• recommended to the board of directors of TeamStaff that the audited financial statements be included in TeamStaff’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Commission.

The Audit Committee

Martin Delaney (for the period from October 1, 2004 to January 5, 2005) Karl W. Dieckmann Rocco J. Marano Ben J. Dyer (from January 5, 2005 – present) Peter Black (from July 19, 2005 – present)

The presentation of this report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

Independent Public Accountants; Fees Paid

For the fiscal years ending September 30, 2004 and September 30, 2005, Lazar’s reports on TeamStaff’s consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended September 30, 2004 and 2005, there were no disagreements with Lazar on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Lazar’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has retained Lazar to serve as our independent accountants for the fiscal year ending September 30, 2006. Shareholders are not being asked to approve the selection of independent accountants for the fiscal year ending September 30, 2006 because such approval is not required under our Certificate of Incorporation or By-laws. The audit services provided by Lazar consist of examining financial statements, reviewing filings with the Securities and Exchange Commission, and consulting in regard to various accounting matters as permitted under the Sarbanes-Oxley Act of 2002. Representatives of Lazar are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents the total fees paid for professional audit and non-audit services rendered by our independent auditors for the audit of our annual financial statements for the years ended September 30, 2005, and September 30, 2004, and fees billed for other services rendered by our independent auditors during those periods.

	Fiscal Years Ended September 30,
	2005	2004
Audit Fees (1)	$132,000	$114,000
Audit-Related Fees (2)	94,000	18,000
Tax Fees (3)	198,000	137,000
All Other Fees (4)	1,000	3,000
Total	$425,000	$272,000

(1) Audit services consist of audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

(2) Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

(3) Tax services consist of all services performed by the independent auditor's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4) Other services consist of those service not captured in the other categories.

The Audit Committee of the Board of Directors has determined that the services provided by Lazar and the fees paid to it for such services has not compromised the independence of Lazar.

Consistent with SEC policies regarding auditor independence, the Audit Committeehas responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent auditor to the Audit Committee for approval. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO JAMES D. HOUSTON, SECRETARY, TEAMSTAFF, INC., 300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of TeamStaff entitled to vote at the Annual Meeting of Shareholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors
James D. Houston
Secretary

March 24, 2006

EXHIBIT A TO PROXY STATEMENT

TEAMSTAFF, INC. 2006 LONG-TERM INCENTIVE PLAN

Section 1 – Purposes

The purposes of the TeamStaff, Inc. 2006 Long-Term Incentive Plan (the ‘‘Plan’’) are to encourage selected Employees and Non-Employee Directors of TeamStaff, Inc., a New Jersey corporation (the ‘‘Company’’), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

Section 2 – Definitions

As used in the Plan, the following terms will have the meanings set forth below:

(a) ‘‘Affiliate’’ means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) ‘‘Award’’ means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of this Plan.

(c) ‘‘Award Agreement’’ means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d) ‘‘Board’’ means the Board of Directors of the Company.

(e) ‘‘Cause’’ means, (i) ‘‘Cause’’ as that term is defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if the Individual Agreement does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) deliberate failure on the part of the Participant to perform his or her employment duties in any material respect as determined by the Board, or (D) prior to a Change in Control, such other events as may be determined by the Committee. Prior to a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether ‘‘Cause’’ exists, and its determination will be final.

(f) ‘‘Change in Control’’ means: (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the ‘‘Outstanding Company Common Stock’’) or (B) the combined voting power of the election of directors (the ‘‘Outstanding Company Voting Securities’’); provided, however, that the following acquisitions will not constitute a Change of Control: (W) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 2(f) are satisfied; or (ii) Individuals who, as of September 30, 2005, constituted the Board (the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2005 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(g) ‘‘Change in Control Price’’ means, with respect to a Share, the highest price per such Share paid in such tender or exchange offer or corporate transaction. To the extent the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration will be determined by the Committee.

(h) ‘‘Code’’ means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) ‘‘Committee’’ means the Management Resources and Compensation Committee of the Board, or any successor to such committee, composed of no fewer than three directors, each of whom is an Outside Director.

(j) ‘‘Company’’ means TeamStaff, Inc., a New Jersey corporation.

(k) ‘‘Covered Employee’’ means a ‘‘covered employee’’ within the meaning of Section 162(m) (3) of the Code, or any successor provision thereto.

(l) ‘‘Disability’’ means, unless otherwise provided by the Committee, (i) ‘‘Disability’’ as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define ‘‘Disability,’’ total disability as determined under the Company’s Long-Term Disability Plan applicable to the Participant, or (iii) if no such plan exists, as is determined by the Committee.

(m) ‘‘Effective Date’’ has the meaning set forth in Section 15.

(n) ‘‘Employee’’ means any employee or prospective employee of the Company or any Affiliate, other than a Non-Employee Director. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee will be considered to have incurred a Termination of Service and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to provide services to such employer.

(o) ‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

(p) ‘‘Fair Market Value’’ means, with respect to any property, the market value of such property determined by procedures the Committee will establish from time to time. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date will be the average of the high and low trading prices during normal business hours for the Shares as reported on the NASDAQ Stock Exchange (or on any national securities exchange or over the counter market trading system on which the Shares are then listed for trading) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the preceding date for which such prices were reported, all as reported by such source as the Committee may select.

(q) ‘‘Good Cause’’ has the meaning ascribed to such term in a Participant’s Individual Agreement, if any, or the determination of the Committee in the absence thereof.

(r) ‘‘Incentive Stock Option’’ means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) ‘‘Individual Agreement’’ means an employment, severance consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, including without limitation any Change of Control Employment Agreement with a Participant.

(t) ‘‘Non-Employee Director’’ means a member of the Board who is not an employee of the Company, or any of its Affiliates or Subsidiaries.

(u) ‘‘Nonstatutory Stock Option’’ means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

(v) ‘‘Option’’ means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee will determine.

(w) ‘‘Other Stock Unit Award’’ means any right granted to a Participant by the Committee pursuant to Section 10.

(x) ‘‘Outside Director’’ means a director who qualifies as an ‘‘independent director’’ within the meaning of Section 4200(a)(15) of the NASDAQ Marketplace Rules, and as an ‘‘outside director’’ within the meaning of Section 162(m) of the Code and as a ‘‘non-employee director’’ within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(y) ‘‘Participant’’ means an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.

(z) ‘‘Performance Award’’ means any Award of Performance Shares or Performance Units pursuant to Section 9.

(aa) ‘‘Performance Period’’ means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(bb) ‘‘Performance Share’’ means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee will establish at the time of such grant or thereafter.

(cc) ‘‘Performance Unit’’ means any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee will establish at the time of such grant or thereafter.

(dd) ‘‘Person’’ means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(ee) ‘‘Qualified Performance-Based Award’’ means an Award of Restricted Stock, Performance Units, Performance Shares or Other Stock Unit Awards designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a ‘‘covered employee’’ within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Performance Units or Performance Shares and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ff) ‘‘Restricted Stock’’ means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(gg) ‘‘Restricted Stock Award’’ means an award of Restricted Stock under Section 8.

(hh) ‘‘Retirement’’ means retirement from active employment with the Company, a Subsidiary or Affiliate as defined in the Company’s retirement program, as determined by the Committee.

(ii) ‘‘Section 162(m) Exemption’’ means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(jj) ‘‘Shares’’ means the shares of common stock of the Company.

(kk) ‘‘Stock Appreciation Right’’ means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee will so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion. The grant price will not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c). Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, will determine.

(ll) ‘‘Subsidiary’’ means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(mm) ‘‘Substitute Awards’’ means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

(nn) ‘‘Termination of Service’’ means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A Participant employed by, or performing services for, a Subsidiary or an Affiliate will also be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates will not be considered Terminations of Service.

Section 3 – Administration

The Committee will administer the Plan, subject to the approval and ratification of the Board of the Committee’s actions. The Committee will have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (g) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the performance goals associated therewith; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it will deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. No amendment to the terms of an Award will have the effect of reducing the purchase price of any Option or grant price of any Stock Appreciation Right, including the cancellation of an Option or Stock Appreciation Right and replacement with another Award with a lower purchase or grant price. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director will be approved and ratified by the Board. The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate (subject to the approval and ratification of the Board) all or any part of its responsibilities and powers to any officer of the Company selected by it, provided that no such delegation may be made that would cause

Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. The Committee may revoke any such allocation or delegation at any time. Any determination made by the Committee with respect to any Award will be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan will be final and binding on all persons, including the Company, any Participant, any shareholder and any Employee. Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

Section 4 – Shares Subject to the Plan

(a) Subject to adjustment as provided in Section 4(c), a total of 5,000,000 Shares will be authorized for issuance under the Plan. If any Shares subject to an Award or to an award under the Company’s 2000 Employee Stock Option Plan and the 2000 Non-Executive Director Stock Option Plan (the ‘‘Pre-Existing Plans’’) which are forfeited, expired, canceled or if any Award or award under the Pre-Existing Plans based on Shares is settled for cash or otherwise is terminated without issuance of such Shares, the Shares subject to such award will, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan. Shares reserved for any award under the Pre-Existing Plans that are not reserved for a specific award are available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that any option or award granted under the Pre-Existing Plans is exercised through the tendering of Shares or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld will again be available for Awards under the Plan. Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Pre-Existing Plans that are exercised after the effective date of the Plan will be available for Awards under the Plan; provided, that the number of Shares available will not exceed the amount of (A) such cash proceeds divided by (B) the Fair Market Value of the Shares on the date of exercise of the applicable Options. In addition, Substitute Awards will not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or in the event of any extraordinary dividend or other similar event, such adjustments and other substitutions will be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company or the payment of cash) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award will always be a whole number.

Section 5 – Eligibility

Any Employee or Non-Employee Director will be eligible to be selected as a Participant; provided, however, that Incentive Stock Options will not be awarded to Non-Employee Directors.

Section 6 – Stock Options

Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. An Award Agreement in such form will evidence any Option granted under the Plan as the Committee may from time to time approve. Any such Option will be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee will deem desirable:

(a) Option Price.    The purchase price per Share purchasable under an Option will be determined by the Committee in its sole discretion; provided, however, that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), such purchase price of an Option will not be less than the Fair Market Value of the Share on the date of the grant, provided, further that the Committee will have the authority to provide for a post-grant reduction in exercise price to reflect any floating index as specified in an Award Agreement, provided, that, unless the Committee determines otherwise, no such provision will be included in any Award Agreement of a Participant who the Committee determines is or may be a Covered Employee in the year in which the Option is expected to be taxable to such Participant to the extent that such provision would result in such Option failing to meet the requirements of the Section 162(m) Exemption.

(b) Option Period.    The Committee in its sole discretion will fix the term of each Option; provided that (except as specifically provided in Section 6) no Option will be exercisable after the expiration of ten years from the date the Option is granted.

(c) Exercisability.    Options will be exercisable at such time or times as determined by the Committee at or subsequent to grant. Except under certain circumstances in connection with a Participant’s Termination of Service or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted.

(d) Method of Exercise.    Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times,(i) by delivering written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased and (ii) by making payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Committee), Awards having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement. If approved by the Committee, except to the extent prohibited by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock will be delivered until full payment therefor has been made. Except as otherwise provided herein or in an applicable Award Agreement, a Participant will have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has delivered written notice of exercise and has paid in full for such shares.

(e) Incentive Stock Options.    In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) will not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options will not be granted to Participants who are Non-Employee Directors or prospective employees. The terms of any Incentive Stock Option granted hereunder will comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder.

(f) Form of Settlement.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

(g) Termination by Reason of Death.    Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of death, any Option held by such Participant will vest in full and will remain exercisable (i) in the case of a Nonstatutory Stock Option, until the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (ii) in the case of an Incentive Stock Option, until the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Incentive Stock Option.

(h) Termination by Reason of Disability.    Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Disability, any Option held by such Participant will vest in full and remain exercisable until (i) in the case of a Nonstatutory Stock Option, the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (ii) in the case of an Incentive Stock Option, the earlier of (A) the first anniversary of such Termination of Service or (B) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option, may thereafter be exercised (x) in the case of a Nonstatutory Stock Option, for a period of one year from the date of such death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (y) in the case of an Incentive Stock Option, until the earlier of (1) the first anniversary of the date of death or (2) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

(i) Termination by Reason of Retirement.    Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service, or on such accelerated basis as the Committee may determine, until the earlier of (i) the third anniversary of such Termination of Service or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, any unexercised Option may to the extent exercisable on the date of death thereafter be exercised (A) in the case of a Nonstatutory Stock Option, until the later of (x) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) the third anniversary of the Termination of Service by reason of Retirement and (B) in the case of an Incentive Stock Option, until the earlier of (xx) the later of (1) the first anniversary of the date of death or (2) the third anniversary of the Termination of Service by reason of Retirement or (yy) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

(j) Other Terminations.    Unless otherwise determined by the Committee: (i) if a Participant incurs a Termination of Service for Cause, all Options held by such Participant will thereupon immediately terminate; (ii) if a Participant incurs a Termination of Service due to a termination by the Company for any reason other than death, Disability, Retirement or for Cause, any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 90 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; and (iii) if a Participant incurs a Termination of Service due to a voluntary termination by the Participant (other than for Retirement), any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 30 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; provided, however, that if the Participant dies within either of the exercise periods established by Sections 5(j)(ii) and 5(j)(iii), any unexercised Option held by such Participant will, continue to be exercisable to the extent to which it was exercisable at the time of death until (x) in the case of Nonstatutory Stock Options, the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of Incentive Stock Options, the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Option.

(k) Change in Control Termination.    Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event a Participant incurs a Termination of Service other than for Cause during the 24-month period following a Change in Control, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service until the earlier of (i) the latest of (A) the second anniversary of such date of Termination of Service or (B) such other date as may be provided in the Plan for such Termination of Service or as the Committee may provide in the Award Agreement or (C) such other date as may be provided in any Individual Agreement, or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option may to the extent exercisable on the date of death thereafter be exercised (x) in the case of a Nonstatutory Stock Option, until the later of (i) the end of such exercise period or (ii) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of an Incentive Stock Option, until the earlier of (i) the later of (A) the end of such exercise period or (B) the first anniversary of the date of death or (ii) the expiration of the stated term of such Incentive Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

Section 7 – Stock Appreciation Rights

Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option will not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right will no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it will deem appropriate; provided that a Stock Appreciation Right will not have a term of greater than ten years.

Section 8 – Restricted Stock

(a) Administration.    Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee will determine the Employees and Non-Employee Directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Employee or Non-Employee Director, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 14(f).

(b) Issuance.    A Restricted Stock Award will be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the ‘‘Restriction Period’’). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain situations specified by the Committee (and as provided in Section 11(a)(ii)), Restricted Stock Awards will be subject to restrictions for a minimum of two years from date of grant.

(c) Registration.    Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, will deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(d) Forfeiture.    Except as otherwise determined by the Committee at the time of grant or thereafter, upon Termination of Service for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction will be forfeited by the Participant and reacquired by the Company and the Company will cancel any book entry registrations. Unrestricted Shares, evidenced in such manner as the Committee will deem appropriate, will be issued to the Participant promptly after expiration of the period of forfeiture, as determined or modified by the Committee.

Section 9 – Performance Awards

Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period may not be shorter than 12 months or longer than five years. Except as provided in Section 11 or as otherwise specified by the Committee, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed will be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

Section 10 – Other Stock Unit Awards

(a) Administration.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (‘‘Other Stock Unit Awards’’) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards will also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee will determine. Subject to the provisions of the Plan, the Committee will have sole and complete authority to determine the

Employees and Non-Employee Directors to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Unless Other Stock Unit Awards are made in lieu of cash compensation, they will be subject to performance and/or vesting restrictions similar to those identified in Section 8 or 9.

(b) Terms and Conditions.    Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 will be purchased for such consideration as the Committee will determine in its sole discretion, which, except in the case of Substitute Awards, will not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

Section 11 – Termination and Change in Control Provisions

(a) Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, unless the Committee will determine otherwise at the time of grant with respect to a particular Award, in the event of a Termination of Service for any reason other than for Cause or a Termination of Service because of a Change in Control under Section 2 (f)(ii) or 2 (f)(iii):

(i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, will become fully exercisable and vested;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control occurs will lapse, and such Restricted Stock will become free of all restrictions and limitations and become fully vested and transferable;

(iii) all Performance Awards outstanding as of the date such Change in Control occurs will be considered to be earned and payable in full, or at such other level as may be specified in the applicable Award agreement between the Participant and the Company, and any deferral or other restriction will lapse and such Performance Awards will be immediately settled or distributed; and

(iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards outstanding as of the date such Change in Control occurs will lapse, and such Other Stock Unit Awards or such other Awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

(b) Termination of Service Cash-Out.    Notwithstanding any other provision of the Plan, during the 60-day period from and after a qualifying Termination of Service (the ‘‘Exercise Period’’), if the Committee will determine at, or at any time after, the time of grant, a Participant holding an Option or Stock Appreciation Right will have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notices to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 90 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election will exceed the purchase price per Share under the Option or Stock Appreciation Right (the ‘‘spread’’) multiplied by the number of Shares granted under the Option or Stock Appreciation Right as to which the right granted under this Section 11(b) will have been exercised.

Section 12 – Code Section 162(m) Provisions

(a) Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b) If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 12, then, in addition to any other restrictions imposed on such Awards, the grant, the lapsing of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Committee, which will be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 11, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the number of such Awards to be granted to such Participant and/or the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of a Termination of Service due to the death or disability of the Participant or due to a Termination of Service by the Company (or the Participant’s employer) without Cause or a Termination of Service by the Participant for Good Cause.

(d) The Committee will have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of the Section 162(m) Exemption.

(e) Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights during any three-year period with respect to more than 1,000,000 (one million) shares, or Restricted Stock or Performance Awards subject to this Section 12 that are denominated in Shares, in any three-year period with respect to more than 1,000,000 (one million) Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any three-year period is $3,000,000.

Section 13 – Amendments and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (collectively, a ‘‘change’’) (a) will be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (b) except as required by applicable law or stock exchange or accounting rules, will be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award or (c) will cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) will not be subject to these restrictions. Shareholder approval of changes to this Plan will be required to the extent such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom Awards may be made under this Plan; (ii) increase the number of shares of Common Stock authorized for grant under this Plan; (iii) increase the number of Shares which may be granted under Awards to any one Participant under this Plan; (iv) increase the number of Shares available for Awards other than Options and

Stock Appreciation Rights; (v) allow the creation of additional types of Awards; (vi) decrease performance award criteria except to the extent permitted under Section 12(e); or (vii) change any of the provisions of this sentence of Section 13.

Section 14 – General Provisions

(a) No Award, and no Shares subject to Awards described in Section 10 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award will be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonstatutory Stock Option, unless otherwise determined by the Committee, to such Employee’s or Non-Employee Director’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, ‘‘family member’’ will have the meaning given to such term in General Instructions A.1 (a)(5) to Form S-8 under the Securities Act of 1933 as amended, or any successor thereto; provided, however, that an Award so assigned or transferred will be subject to all the terms and conditions of the Plan and the instrument evidencing the Award; provided, further, that Termination of Service will continue to refer to the Termination of Service of the original Participant.

(b) No Employee or Participant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(c) The prospective recipient of any Award under the Plan will not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient will have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, or taken such other similar action as is determined and communicated in writing by the Committee, and otherwise complied with the then applicable terms and conditions.

(d) Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without Cause.

(e) Except as provided in Section 12, the Committee will be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it will deem desirable to carry it into effect. In the event that the Company will assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it will deem appropriate.

(f) The Committee will have full power and authority to determine whether, to what extent and under what circumstances any Award will be canceled or suspended. In addition, all outstanding Awards to any Participant may, as determined by the Committee in its sole discretion in any applicable Award Agreement be canceled if the Participant, without the consent of the Company, while employed by the Company or after a Termination of Service, establishes a relationship with a competitor of the Company or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Affiliates, as determined by the Committee. Furthermore, the Committee may determine that an Award agreement require that, under the circumstances described above calling for cancellation of an Award, the Participant will also be required to remit to the Company, with respect to any Option exercised by the Participant on or after the date which is six months prior to the date that the Participant establishes a competitive relationship or engages in competing activity as foresaid an amount in cash or a certified or bank check equal to 100% of the excess of (A) the fair market value per share of the Company’s Common Stock on the date of exercise, multiplied by the number of shares with respect to which the Option is exercised; over (B) the aggregate option price for such number of shares. Any provisions implemented pursuant to this Section 14(f) will be inapplicable following a Change in Control.

(g) All certificates for Shares delivered under the Plan pursuant to any Award will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) No Award granted hereunder will be construed as an offer to sell securities of the Company, and no such offer will be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company will not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the NASDAQ Exchange or such other securities exchange as may at the time be the principal market for the Common Stock; (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee will, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee will, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(i) The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred or restricted (based on vesting) basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (‘‘dividend equivalents’’) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan will not be required to make any payment or provide consideration other than the rendering of services.

(k) The Company will be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee will be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer’s minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the

Company to retain Shares (up to the employer’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(l) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(m) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of New York and applicable federal law.

(n) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it will be stricken and the remainder of the Plan will remain in full force and effect.

(o) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in currency, local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 15 – Effective Date of Plan

The Plan will be effective as of the date that the Plan is approved by the shareholders of the Company (the ‘‘Effective Date’’).

Section 16 – Term of Plan

The Plan will terminate on the tenth anniversary of the Effective Date unless sooner terminated by the Board pursuant to Section 13; provided, however, that (a) no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Notwithstanding the foregoing, the Plan provisions applicable to outstanding Awards will continue after the Plan termination date until the last of such Awards have been paid out or have expired by their own terms.